Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 dated April 12, 2006 of Telefonica, S.A. and to the incorporation by reference therein of our report dated April 12, 2006, with respect to the consolidated financial statements of Telefonica, S.A. included in its Annual Report on Form 20-F for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.
Ernst & Young S.L.
April 12, 2006